Exhibit 5(a)

53rd at Third
885 Third Avenue
New York, New York 10022-4834
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Kimco Realty Corporation
3333 New Hyde Park
New Hyde Park, New York 11042

Re:	Kimco Realty Corporation Registration Statement on Form S-3 Indeterminate Aggregate Offering Price of Securities

Ladies and Gentlemen:

     In connection with the registration statement on Form S-3 filed by Kimco Realty Corporation, a Maryland corporation (the “Registrant”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on May 8, 2006 (the “Registration Statement”), you have requested our opinion with respect to the matters set forth below.

     You have provided us with a draft prospectus (the “Prospectus”) which is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a “Prospectus Supplement”). The Prospectus, as supplemented by various Prospectus Supplements and, if applicable, any Issuer Free Writing Prospectus (the “Issuer Free Writing Prospectus”), will provide for the offering by the Registrant of (i) one or more series of debt securities (the “Debt Securities”), (ii) one or more classes or series of shares of preferred stock, par value $1.00 per share (the “Preferred Stock”), (iii) shares of Preferred Stock represented by depositary shares (the “Depositary Shares”), (iv) shares of common stock, par value $.01 per share (the “Common Stock”), and (v) warrants to purchase Common Stock (the “Warrants”), in each case as shall be designated by the Registrant at the time of the offering. Any Debt Securities and Preferred Stock may be convertible into shares of Common Stock. The Debt Securities, the Preferred Stock, the Depositary Shares, the Common Stock and the Warrants are collectively referred to herein as the “Securities.”

     The Debt Securities will be issued pursuant to the indenture dated September 1, 1993, as amended (the “Indenture”), between the Registrant and The Bank of New York (as successor by merger to IBJ Schroder Bank and Trust Company), as trustee (the “Trustee”). The Depositary Shares will be issued under one or more Deposit Agreements (each, a “Deposit Agreement”), each to be between the Registrant and a financial institution identified therein as the depositary (each, a “Depositary”).

May 8, 2006

     In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Registrant in connection with the authorization, issuance and sale of the Securities, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have examined such matters of fact and questions of law, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. For purposes of this opinion, we have assumed that proper proceedings in connection with the authorization and issuance of the Securities will be timely and properly completed, in accordance with all requirements of applicable federal and New York laws and the Maryland General Corporation Law, in the manner presently proposed.

     As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Registrant and others. We have not independently verified such factual matters.

     We are opining herein as to the effect on the subject transaction only of the federal laws of the United States and the internal laws of the State of New York and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state. Various issues concerning the laws of the State of Maryland are addressed in the opinion of Venable LLP, which has been separately provided to you. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusion expressed herein, we have, with your consent, assumed such matters

     Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. Assuming the execution, delivery and performance of the Indenture have been duly authorized by all necessary corporate action of the Registrant, and the Indenture has been duly executed and delivered by the Registrant, the Indenture constitutes a legally valid and binding agreement of the Registrant, enforceable against the Registrant in accordance with its terms.

2. When (a) the Debt Securities have been duly authorized by all necessary corporate action of the Registrant and have been duly established in accordance with the Indenture and applicable law, and when the Debt Securities have been duly executed, issued, authenticated and delivered by or on behalf of the Registrant against payment therefor in accordance with the Indenture and in the manner contemplated by the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any applicable Issuer Free Writing Prospectus, and the relevant underwriting or other purchase agreement, and (b) the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and assuming that (i) the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and any applicable Issuer Free Writing Prospectus, (ii) the Debt Securities as executed and delivered do not violate any law applicable to the Registrant or result in a default under or breach of any agreement or instrument binding upon the Registrant, (iii) the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Registrant, whether imposed by any court or governmental or regulatory body having jurisdiction over the Registrant and (iv) the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and any applicable Issuer Free Writing Prospectus, the Debt Securities will be legally valid and binding obligations of the Registrant, enforceable against the Registrant in accordance with their terms.

May 8, 2006

3. When the execution, delivery and performance of a Deposit Agreement (when the final terms thereof have been duly established) substantially in the form of Exhibit 4.1 to the Registration Statement has been duly authorized by all necessary corporate action of the Registrant, and when such Deposit Agreement is duly executed and delivered by the Registrant, such Deposit Agreement will constitute a legally valid and binding agreement of the Registrant, enforceable against the Registrant in accordance with its terms.

4. When (a) the Depositary Shares have been duly authorized by all necessary corporate action of the Registrant and the final terms thereof have been duly established, and when the depositary receipts representing the Depositary Shares (the “Depositary Receipts”) in the form contemplated and authorized by a Deposit Agreement have been duly executed, issued, authenticated and delivered by or on behalf of the Registrant against payment therefor in the manner contemplated by the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any applicable Issuer Free Writing Prospectus, and the relevant underwriting or other purchase agreement, and (b) the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and assuming that (i) the terms of the Depositary Shares as executed and delivered are as described in the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and any applicable Issuer Free Writing Prospectus, (ii) the Depositary Shares as executed and delivered do not violate any law applicable to the Registrant or result in a default under or breach of any agreement or instrument binding upon the Registrant, (iii) the Depositary Shares as executed and delivered comply with all requirements and restrictions, if any, applicable to the Registrant, whether imposed by any court or governmental or regulatory body having jurisdiction over the Registrant and (iv) the Depositary Shares are then issued and sold as contemplated in the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and any applicable Issuer Free Writing Prospectus, the Depositary Shares will be legally valid and binding obligations of the Registrant, enforceable against the Registrant in accordance with the terms of the Depositary Shares.

     The opinions rendered in paragraphs 1, 2, 3 and 4 above are further subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of (a) the waiver of rights or defenses contained in Section 514 of the Indenture, (b) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy and (c) any provision permitting, upon acceleration of the Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

May 8, 2006

     With your consent, we have assumed for purposes of this opinion that: the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; the Trustee is duly qualified to engage in the activities contemplated by the Indenture; the Trustee has the requisite organizational and legal power and authority to execute and deliver the Indenture and to perform its obligations under the Indenture; the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the Trustee’s legally valid and binding obligation, enforceable against the Trustee in accordance with its terms; and that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations.

     With your consent, we have assumed for purposes of this opinion that: the Depositary under each Depositary Agreement is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; the Depositary is duly qualified to engage in the activities contemplated by the Depositary Agreement; the Depositary has the requisite organizational and legal power and authority to execute and deliver the Depositary Agreement and to perform its obligations under the Depositary Agreement; the Depositary Agreement has been duly authorized, executed and delivered by the Depositary and constitutes the Depositary’s legally valid and binding obligation, enforceable against the Depositary in accordance with its terms; and that the Depositary is in compliance, generally and with respect to acting as a depositary under the Depositary Agreement, with all applicable laws and regulations.

     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus.

     This opinion may not be relied upon by you for any other purpose without our prior written consent.

Very truly yours,

/s/ Latham & Watkins LLP